Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:

Holly Burkhart

Spansion, Inc.

+1-408-616-1170

Investor Contact:

Ken Tinsley

Spansion, Inc.

+1-408-616-7837

Spansion Inc. Announces Exploration of Strategic Alternatives Designed To

Provide Greater Scale and Enable Enhanced Customer Support

SUNNYVALE, Calif., January 15, 2009 — Spansion Inc. (NASDAQ: SPSN) announced today that it has been exploring strategic alternatives, including, but not limited to, opportunities to merge with or sell to similar U.S. or foreign businesses. These strategic alternatives would be designed to build on Spansion’s position as a leading supplier of NOR flash memory by creating significantly greater scale and to provide Spansion’s customers with a broader range of more cost effective memory solutions. Spansion has engaged Barclays Capital to assist the company in exploring these strategic alternatives.

Spansion also announced that in connection with the exploration of strategic alternatives it has initiated discussions to begin an organized process of potential balance sheet restructuring opportunities. In anticipation of this process, Spansion has decided to delay making the interest payment on its outstanding 11.25% Senior Notes due 2016, which is due January 15, 2009. Under the indenture governing the 11.25% Notes, a failure to make an interest payment is subject to a 30-day cure period. Noteholders wishing to participate in this process should contact Geoffrey Zbikowski at Gordian Group LLC at 212-486-3600 x143

About Spansion

Spansion (NASDAQ: SPSN - News) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™, ORNAND™, ORNAND2™, HD-SIM™, Spansion® EcoRAM™ and combinations thereof, are trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. These risks and uncertainties include Spansion’s ability to successfully explore, negotiate and conclude any strategic alternative or restructuring of the company’s debt. In addition, the instability of the global economy and tight credit markets could continue to adversely impact Spansion’s business in several respects including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008. The company undertakes no obligation to make any further announcements regarding the exploration of strategic alternatives or a restructuring of the company’s debt unless and until its Board of Directors has approved a specific alternative or plan. No decision on any particular strategic alternative or plan has been reached at this time, and there can be no assurance that the initiation of this process will result in a definitive proposal or agreement, or that the company will ultimately elect to proceed with a particular alternative or plan.